UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2026

CytoSorbents Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36792	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (973) 329-8885

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CTSO	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On September 23, 2026, CytoSorbents Corporation (the “Company”) issued a press release, a copy of which is furnished herewith as Exhibit 99.1.*

Item 8.01.	Other Events.

As previously disclosed, on October 2, 2025, the Company received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with Nasdaq Listing Rule 5550(a)(2), which requires a minimum bid price of $1.00 per share for continued listing on the Nasdaq Capital Market (the “Minimum Bid Price Requirement”). On September 22, 2026, the Company received a letter from the Staff confirming that the Company has regained compliance with the Minimum Bid Price Requirement and that the matter is now closed.

As previously disclosed, on June 29, 2026, the Company received a written notice from the Staff notifying the Company that it was not in compliance with Nasdaq Listing Rule 5550(b)(2) because the market value of the Company’s listed securities was below the $35 million minimum required for continued listing on the Nasdaq Capital Market (the “MVLS Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), Nasdaq provided the Company with 180 calendar days, or until December 28, 2026, to regain compliance with the MVLS Requirement. To regain compliance, the market value of the Company’s listed securities must equal or exceed $35 million for a minimum of 10 consecutive business days during the compliance period, unless the Staff exercises its discretion to extend such period pursuant to Nasdaq Listing Rule 5810(c)(3)(H).

The Company is evaluating potential actions to regain compliance with the MVLS Requirement and intends to continue to monitor the market value of its listed securities. The Company may also, if appropriate, consider other options to regain compliance with Nasdaq’s continued listing standards, including by increasing its stockholders’ equity to at least $2.5 million. If the Company does not regain compliance prior to December 28, 2026, the Company will receive written notification that its securities are subject to delisting, at which time the Company may appeal the delisting determination. There can be no assurance that the Company will regain compliance with the MVLS Requirement or otherwise maintain the listing of its common stock on the Nasdaq Capital Market.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index below.

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated September 23, 2026
104	Cover Page Interactive Data File (formatted in iXBRL)

* The information in Item 7.01 of this Current Report, including the exhibits hereto, is to be considered “furnished” pursuant to Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2026	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	Chief Executive Officer